Exhibit 23.4
ICG Group, Inc.
690 Lee Road, Suite 310
Wayne
PA 19087
USA
24 June 2011
Dear Sirs
Consent of Independent Registered Auditor
We consent to the use of our audit report dated 27 May 2011, with respect to the consolidated statement of financial position of GoIndustry-DoveBid plc (“the company”) as at 31 December 2010, and the related consolidated statement of comprehensive income, consolidated statement of changes in equity, and consolidated statement of cash flows for the year ended 31 December 2010, as well as the comparative consolidated statement of financial position as at 31 December 2009, and the related consolidated statement of comprehensive income, consolidated statement of changes in equity, and consolidated statement of cash flows for the year ended 31 December 2009 which have all been subject to audit, for inclusion in the Annual Report of ICG Group, Inc. on Form 10-K for the year ended 31 December 2010.
We consent to the use of our audit report dated 14 May 2010, with respect to the consolidated statement of financial position of GoIndustry-DoveBid plc (“the company”) as at 31 December 2009, and the related consolidated statement of comprehensive income, consolidated statement of changes in equity, and consolidated statement of cash flows for the year ended 31 December 2009, as well as the comparative consolidated statement of financial position as at 31 December 2008, and the related consolidated statement of comprehensive income, consolidated statement of changes in equity, and consolidated statement of cash flows for the year ended 31 December 2008 which have all been subject to audit, for inclusion in the Annual Report of ICG Group, Inc. on Form 10-K for the year ended 31 December 2010.
Our reports were made solely to the company’s members, as a body, in accordance with Chapter 3 of Part 16 of the United Kingdom Companies Act 2006. Our audit work has been undertaken so that we might state to the company’s members those matters we are required to state to them in an auditor’s report and for no other purpose. To the fullest extent permitted by law, we do not accept or assume responsibility to anyone other than the company and the company’s members as a body, for our audit work, for these reports, or for the opinions we have formed.
/s/ Baker Tilly UK Audit LLP
London, England
24 June 2011